UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒                                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12.

TIFFANY & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fifth Avenue New York, NY		10010
(Address of Principal Executive Offices)		(Zip Code)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Below is a script for Registrant’s discussions with employees regarding frequently asked questions with respect to its proposed transaction with LVMH Moët Hennessy – Louis Vuitton SE.

LVMH Transaction - Employee FAQs

Background

1.	I read that LVMH and Tiffany have entered into a new merger agreement. Please describe the agreement.

•	In the revised Merger Agreement, Tiffany and LVMH Moët Hennessy Louis Vuitton SE (“LVMH”) have agreed that LVMH will acquire Tiffany for the price of $131.50 per share.

•

The combination will take full effect upon closing. At the closing, Tiffany shareholders will be entitled to be paid $131.50 in cash for each Tiffany share they hold, without interest and less any required withholding taxes.

•	In connection with the new agreement, Tiffany and LVMH are withdrawing their lawsuits against each other.

2.	When do you expect the transaction to close?

•

The transaction is expected to close in early 2021 and is subject to Tiffany shareholder approval and certain closing conditions. The revised Merger Agreement has been approved by the Boards of Directors of both companies and the Tiffany Board recommends that Tiffany shareholders approve the transaction with LVMH. Tiffany will convene a special meeting of its shareholders as soon as practicable.

3.	Why was the Tiffany Board willing to accept a lower price than the one in the original Merger Agreement? Is this a fair price?

•	We were confident about our legal position but concluded that certainty of closing was worth the agreed upon price reduction.

•	We believe $131.50 is an attractive price for Tiffany shareholders.

•	The modified Merger Agreement also provides that the regularly scheduled Tiffany quarterly dividend of $0.58 per share due to be declared on November 19, 2020 will be declared and paid.

4.	Can you tell me about LVMH?

•

LVMH is the world’s leading luxury products group. Their family of iconic brands include Louis Vuitton, Christian Dior, Moët Chandon, Veuve Cliquot, Hennessy, Bulgari, Chaumet, Benefit, TAG Heuer, Celine, Belvedere and Sephora, among many others.

•	Tiffany will complement LVMH’s other business. The transaction will provide further support, resources and momentum for our priorities as we position ourselves as The Next Generation Luxury Jeweler.

5.	Given the recent public dispute, is LVMH still a good home for Tiffany?

•	We continue to believe in the power and value of the Tiffany brand and in the compelling long-term strategic and financial benefits of this merger.

•	With the agreement announced on October 29, both Tiffany and LVMH are moving forward in a constructive way to make this merger a success for all of our stakeholders.

For more information about the transaction, see the Tiffany Q&A.

General Employment-Related Questions

6.	How will this affect employees? Will anything happen to my job?

•	Between now and the closing of the transaction, we have no plans to change how we approach workforce management or employee compensation or benefits. We expect to run our business as usual.

•

There are always unknowns in the business environment and that will not change beyond the interim period. However, we can say that LVMH appreciates and will invest in Tiffany’s unique assets and strong human capital so that Tiffany can thrive in the long term.

7.	Hiring and promotions

•

Subject to certain restrictions under merger agreement, we expect to continue to hire and make promotions where appropriate, and make corresponding changes in titles, job levels and compensation, consistent with our past practice.

Compensation

8.	General compensation questions

•

LVMH has agreed that for one year after the closing, it will not reduce base salaries or wage rates, and will continue to provide target annual cash bonus and commission opportunities that are substantially comparable in the aggregate to those provided before the closing. We do not yet have information on what the approach to long-term compensation will be after the closing. We do believe, however, that LVMH recognizes the talents of our people and wants Tiffany to thrive in the long term.

9.	Commissions and incentive programs

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Between now and the closing, we have not changed and do not expect further changes in our commission programs or cash incentive programs, other than adjustments and updates that we would make in the ordinary course of business and subject to certain restrictions under merger agreement.

•

LVMH has agreed that for one year after the closing, it will continue to provide commission opportunities (together with target annual cash opportunities) that are substantially comparable in the aggregate to those provided before the closing.

RSUs, Stock Options and Trading in Tiffany Stock

10.	RSUs

•

At closing, outstanding RSU grants will vest in full; with the exception that, if the closing takes place prior to May 1, 2021, only a prorated portion of any equity grants awarded for our 2021 grant cycle will vest, and the remainder will be forfeited. For each outstanding RSU that vests at closing, employees will be entitled to be paid $131.50 in cash for each outstanding RSU (including any dividend equivalent units credited for each such RSU) that vests at closing, without interest and less any required withholding taxes.

11.	Stock options

•

At closing, all outstanding stock option grants will vest in full. This means that employees will be entitled to be paid the difference between $131.50 and the exercise price (assuming it is lower than $131.50) in cash for each outstanding stock option they hold at closing, without interest and less any required withholding taxes.

12.	Trading questions

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Please keep in mind that the Insider Information Policy continues to be in effect. If you are subject to Tiffany trading windows, please note the window is currently closed and you therefore may not buy or sell Tiffany shares (including by making changes in your 401(k) Plan allocations to increase or reduce your contributions to the Tiffany stock fund).

•	Please note that the Investor Services Program has been terminated in light of the pending transaction.

•

For information about when the trading window is expected to open, whether you are subject to trading windows, or other trading-related questions, please contact Global Compliance & Privacy at globalcompliance@tiffany.com.

Benefits – Retirement Plans

10.	Retirement plans, including the Tiffany and Company Pension Plan and the 401(k) Plan for U.S. employees

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Between now and the closing, we do not anticipate any significant changes to the retirement plans for Tiffany employees, outside of the ordinary course of business and subject to certain restrictions under merger agreement.

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While we cannot predict what will happen to Tiffany’s retirement plans after the closing, it is important to note that the landscape for retirement benefits has been evolving for decades and we believe it will continue to evolve as it would regardless of this transaction. We do believe that LVMH will have a competitive total rewards practice that will drive a high performing and motivated workforce.

•

With respect to the Tiffany and Company Pension Plan for U.S. employees, by law, pension benefits that are earned may not be reduced unless equivalent benefits are provided. This will continue to be the case after the closing.

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Likewise, while LVMH has the right, upon closing, to end Tiffany’s U.S. 401(k) plan, if LVMH does so, it must give employees the opportunity to participate in a corresponding LVMH 401(k) plan and make rollover contributions into LVMH’s 401(k) plan.

11.	U.S. deferred compensation plans (for Directors and above)

•	Between now and closing, we do not expect changes to the following deferred compensation plans:
•	Tiffany and Company Executive Deferral Plan

•	Tiffany and Company Supplemental Retirement Income Plan

•	The 2004 Tiffany and Company Unfunded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits (sometimes referred to as the “Excess Pension Plan”)

•	As such, eligible employees may continue in the interim to contribute to the Executive Deferral Plan.

12.	Financing planning and other advice

•

All employees are encouraged to seek their own financial, tax and legal advice if they have questions about contributing to retirement plans or other questions about retirement plans or other benefits available to them. Financial and legal guidance resources are available to all employees through the Everyday Resources program (https://tiffany.guidanceresources.com). In addition, employees in the U.S. have access to financial advice through Captrust, which can be reached at (800) 967-9948 or https://www.captrustadvice.com.

Benefits – Other

13.	Health care

•

We do not anticipate significant changes in Tiffany’s U.S. health care plans for current employees between now and the closing, other than adjustments and updates we would make in the ordinary course of business and subject to certain restrictions under merger agreement.

14.	Severance

•	We do not anticipate significant changes to the severance plans and programs maintained by Tiffany between now and the closing. This includes the Tiffany and Company Severance Plan for U.S. employees.

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LVMH has agreed that for one year after the closing it will continue to provide severance benefits that are similar to those provided by the Tiffany and Company Severance Plan for U.S. employees. Information about this plan can be found here.

15.	Other benefits

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LVMH has agreed that for one year after the closing it will continue to provide employee benefits (other than equity and equity-based compensation, nonqualified deferred compensation, defined benefit pensions, and retiree medical benefits) that are substantially comparable to Tiffany’s benefits, taken as a whole.

16.	Employee discount

•	LVMH has agreed to continue the employee discount for employees and current executive officers for three years following the closing.

Miscellaneous

17.	Communications

•

You may refer to the Q&As provided (for customers, see the LVMH Transaction FAQ; for business partners, see the Business Partner Q&A; for general questions, see the Tiffany Q&A) or Tiffany’s press release when communicating with customers or other outside parties. Otherwise, please refrain from responding to any external questions about the transaction or the litigation between Tiffany and LVMH. Please refer any press or investor inquiries to Jason Wong (Investor Relations) and Nathan Strauss (Public Relations) and any other inquiries to Leigh Harlan (General Counsel). It also goes without saying that you should not share any non-public information concerning Tiffany or the merger or litigation with any third party.

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Internally, please refrain from speculating or disseminating gossip or unfounded rumors (either in writing or verbally) about the transaction. If you receive questions about the transaction from internal sources, you may refer to the communications that have been provided by Tiffany for all employees, and otherwise should refer any questions to your manager or HR Business Partner.

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The reason for these restrictions is that, as a publicly traded company, the Company is subject to U.S. securities laws. These laws have strict requirements for internal and external communications following the announcement of a transaction. The agreement with LVMH also includes restrictions on internal and external communications. It is critical that all communications comply with these requirements.

•	In addition, please keep in mind that the following policies continue to be in effect:

•	The External Communications Policy, which relates to communications with third parties such as security holders, analysts and news media.

•	The Global Social Medial Guidelines, which relate to employee use of personal and professional social medial platforms and accounts.

18.	What does the transaction mean for our global retail teams?

•

We appreciate all that our retail teams do as the customer face of our iconic brand. This is an exciting new chapter for Tiffany, and our brand is a natural fit alongside the other prestigious brands that make up the LVMH group. In the meantime, it is business as usual and important that we remain 100% focused on our customers.

19.	What happens between now and closing of the transaction?

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It is business as usual and we remain an independent company until the transaction closes. However, there continue to be some common restrictions on the company during this interim period. For example, as for information about the merger, please refer only to the information in Tiffany’s press release and the Q&As provided. We will communicate any additional limitations or restrictions of which you should be aware given your particular role in the business.

20.	How will the transaction impact some of the recent initiatives that have been implemented to transform the business?

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There will be no immediate changes as a result of the new agreement. While Tiffany will comply with the restrictions on running the business that are specified in the revised Merger Agreement, as a general matter we must run our business as usual. Until the transaction closes, Tiffany and LVMH remain independent companies and will continue to operate as they are currently.

21.	Questions

•	Any questions not addressed here may be addressed to your manager or your HR Business Partner.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tiffany & Co. (the “Company”) by LVMH Moët Hennessy – Louis Vuitton SE (“Parent”) pursuant to the Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”), dated as of October 28, 2020, by and among the Company, Parent, Breakfast Holdings Acquisition Corp. (“Holding”) and Breakfast Acquisition Corp. In connection with the proposed acquisition, the Company intends to file relevant materials with the U.S. Securities Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s website, /www.sec.gov or at the Company’s website at investor.tiffany.com/financial-information or by writing to the Corporate Secretary at 200 Fifth Avenue, New York, New York 10010, Attn: Corporate Secretary (Legal Department). The proxy statement is not currently available.

Participants in Solicitation

The Company and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020. Other information regarding the participants in the proxy solicitations in connection with the proposed acquisition, and a description of any interests that they have in the proposed acquisition, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed acquisition when they become available. These documents may be obtained for free at the SEC’s website at www.sec.gov or by writing to the Corporate Secretary at 200 Fifth Avenue, New York, New York 10010, Attn: Corporate Secretary (Legal Department). The proxy statement is not currently available.

Forward-Looking Statements:

Certain statements in this communication including, without limitation, statements relating to the proposed acquisition and conditions to closing of the proposed acquisition, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed acquisition and about the future plans, assumptions and expectations for the Company’s business and its results. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which we have no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved.

You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained or maintained, in each case, on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Amended Merger Agreement or affect the ability of the parties to recognize the benefits of the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention; (v) risks that the proposed acquisition may divert management’s attention from the Company’s ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the Amended Merger Agreement and any adverse outcome of any such potential litigation; (vii) the amount and timing of the costs, fees, expenses and other charges related to the proposed acquisition, including in the event of any unexpected delays; (viii) other risks to consummation of the proposed acquisition, including the risk that the proposed acquisition will not be consummated within the expected time period, or at all, which may affect the Company’s business and the price of the common stock of the Company; (ix) any adverse effects on the Company by other general industry, economic, business and/or competitive factors; (x) the COVID-19 pandemic, including the duration and scope thereof, the availability of a vaccine or cure that mitigates the effect of the virus, the potential for additional waves of outbreaks and changes in financial, business, travel and tourism, consumer discretionary spending and other general consumer behaviors, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (xi) protest activity in the U.S.; and (xii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-Q for the quarter ended July 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating, liquidity or stock price. These risks, as well as other risks associated with the proposed acquisition, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed acquisition. In addition, there can be no assurance that the proposed acquisition will be completed, or if it is completed, that it will close within the anticipated time period, or that the expected benefits of the proposed acquisition will be realized.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.